CONVERTIBLE PROMISSORY NOTE

This Convertible Promissory Note (referred to hereinafter as "**this Note**") is dated for reference **October 2, 2013** (the "**Effective Date**").

FOR VALUE RECEIVED, Naked Brand Group Inc., a Nevada corporation (the "**Borrower**), promises to pay to CANFUND VENTURES CORPORATION or its assignees (the "**Lender**") the principal sum of THREE HUNDRED THOUSAND U.S. DOLLARS (US$300,000.00) (such sum, subject to any applicable adjustment in accordance with the terms in this Note, is referred to hereafter as the "**Principal Sum**") together with interest on the outstanding balance of the Principal Sum from time to time calculated from the Effective Date daily at the interest rate of **45%** per annum and any fees and other amounts payable by the Borrower to the Lender, according to the terms in this Note.

The Borrower hereby acknowledges that the Lender is entitled to advance the Principal Sum to the Borrower by way of wire transfer in accordance with the "US DOLLAR WIRE INSTRUCTIONS" set out in Exhibit B attached hereto.

The outstanding balance of the Principal Sum plus all accrued and unpaid interest and all unpaid fees and other amounts shall be due and payable to the Lender on the date which is 4 months after the Effective Date (the "**Maturity Date**").

1. Repayment. Repayment of the Principal Sum and payment of accrued interest shall be made by way of scheduled payments due and payable by the Borrower to the Lender in accordance with the "Payment Schedule" set out in Exhibit A attached hereto (each such scheduled payment in the amount of US$42,901.54 is referred to hereafter as a "**Regular Repayment**"). The Borrower may repay the Principal Sum at any time on or before the Maturity Date without penalty.

2. Conversion. The Lender may, at its election, upon surrender (either in person, by mail (postage prepaid) or other means of delivery acceptable to the Borrower) of this Note along with a completed notice of conversion in the form attached hereto as Exhibit D (the "**Conversion Notice**") at the principal office of the Borrower at any time and on or prior to the Maturity Date, convert all or any portions of the Principal Sum and any interest outstanding thereon ("**Lender Conversion**") from time to time into common shares in the capital of the Borrower (collectively, "**Shares**", each a "**Share**") at the price of US$0.25 per Share (the "**Conversion Price**"). The delivery of the Conversion Notice duly executed by the Lender and the surrender of this Note shall be deemed to constitute a contract between the Lender and the Borrower whereby (i) the Lender subscribes for the number of Shares which the Lender shall be entitled to receive upon such Lender Conversion, (ii) the Lender releases, upon receipt of the Shares issued in respect of the Lender Conversion, the Borrower from all liability thereon or from all liability with respect to the portion of the Principal Sum converted, as the case may be, and (iii) the Borrower agrees that the surrender of this Note for Lender Conversion constitutes full payment of the subscription

price for the Shares issuable on such Lender Conversion and that such Shares will be issued as fully paid and non-assessable Shares.

Within five (5) trading days after receipt of the Conversion Notice and the Note, but subject to Section 4 below, the Borrower shall, issue or cause to be issued and deliver or cause to be delivered to the Lender a certificate or certificates in the name of the Lender for the number of Shares deliverable upon the Lender Conversion. Provided that the Borrower shall issue and deliver to the Lender such certificate or certificates in the name or names of the person or persons specified in the Conversion Notice for the number of Shares deliverable upon such Lender Conversion, and pay to the Lender all accrued and unpaid interest on the aggregate principal amount of the Principal Sum converted into Shares pursuant to such Lender Conversion, then interest shall cease to accrue on the aggregate Principal Sum so converted on the date on which the related Conversion Notice is delivered by the Lender to the Borrower, and the Lender or the other person or persons in whose name or names any certificate or certificates for Shares shall be deliverable upon such Lender Conversion shall be deemed to have become on such date the holder or holders of record of such Shares represented thereby.

In the event that only a portion of the Principal Sum is subject to Lender Conversion, the Lender will be entitled to receive a replacement Note representing the Principal Sum not subject to the Lender Conversion on the same terms and provisions contained in this Note.

3. Adjustment.

(a) If and whenever the Borrower shall (i) subdivide or redivide the outstanding Shares into a greater number of Shares; (ii) reduce, combine or consolidate the outstanding Shares into a smaller number of Shares; or (iii) issue any Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend, the number of Shares which may be acquired pursuant to Section 2 above on and at any time after the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares by way of a stock dividend, as the case may be, shall be increased, in the case of the events referred to in (i) and (iii) above, in the proportion which the number of Shares outstanding before such subdivision, redivision or dividend bears to the number of Shares outstanding after such subdivision, redivision or dividend, or shall be decreased, in the case of the events referred to in (ii) above, in the proportion which the number of Shares outstanding before such reduction, combination or consolidation bears to the number of Shares outstanding after such reduction, combination or consolidation, and in each case the Conversion Price at which the Lender Conversion shall occur will be adjusted appropriately to reflect the change in the number of Shares that become issuable under Section 2 above. Any such issue of Shares by way of a stock dividend shall be deemed to have been made on the record date fixed for such stock dividend for the purpose of calculating the number of outstanding Shares.

(b) In the case of any reclassification of, or other change in, the outstanding Shares other than a subdivision, redivision, reduction, combination or consolidation, subject to regulatory approval, the Lender shall be entitled to receive upon conversion pursuant to Section 2 above, and shall accept in lieu of the number of Shares to which it was theretofore entitled upon such

conversion, the kind and amount of shares and other securities or property which the Lender would have been entitled to receive as a result of such reclassification if, on the effective date thereof, it had been the registered holder of the number of Shares to which it was theretofore entitled upon conversion.

(c) If and whenever the Borrower shall issue or distribute to all or substantially all the holders of Shares (i) shares of the Borrower of any class; (ii) rights, options or warrants (that shall not have expired unexercised, unconverted or unexchanged at the time the Lender converts this Note, in whole or in part); (iii) evidences of indebtedness of the Borrower or another issuer; or (iv) any other assets or securities, and if such issuance or distribution does not result in an adjustment as provided for in this Section 3, the Conversion Price shall be adjusted effective immediately before the record date at which the holders of Shares are determined for purposes of any such issuance or distribution as aforesaid in such manner as the board of directors of the Borrower determines to be appropriate on a basis consistent with this Section 3.

(d) If and whenever at any time after the date hereof, the Borrower takes any action to which the foregoing anti-dilution adjustments, in the opinion of the board of directors of the Borrower, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Lender in accordance with the intent and purposes thereof, then the Borrower shall execute and deliver to the Lender an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Borrower may determine to be equitable in the circumstances, acting reasonably and in good faith. The failure of the taking of action by the board of directors of the Borrower to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence, absent manifest error that the board of directors of the Borrower has determined that it is equitable to make no adjustment in the circumstances.

4. No Fractional Common Shares. Notwithstanding anything herein contained, the Borrower shall in no case be required to issue fractional Shares or to pay any cash adjustment in lieu of any fractional Share upon the conversion of this Note. Any fractions will be rounded to the nearest whole number with fractions of one-half or greater being rounded to the next higher whole number and fractions of less than one-half being rounded to the next lower whole number.

5. Reservation of Shares. The Borrower shall at all times while this Note remains outstanding, reserve and keep available out of its authorized but unissued share capital, such number of Shares as shall from time to time be sufficient to effect conversions under this Note.

6. Evidence of Indebtedness. The Lender shall maintain records and accounts wherein the Lender shall record the amount of the Principal Sum outstanding and the interest and other amounts payable to the Lender from time to time and each payment or satisfaction of the principal, interest and other amounts in favour of the Lender, under this Note and any security documents in connection with this Note. The Lender's records and accounts constitute, in the absence of manifest error, *prima facie* evidence of the indebtedness of the Borrower and any

Guarantor (as defined below) to the Lender under this Note and any security documents in connection with this Note.

7. Fee Shares. The Borrower shall, within 24 hours after the Effective Date, allot, issue and deliver to the Lender: (i) 200,000 Shares (collectively, the "**Fee Shares**", each a "**Fee Share**") as fully paid and non-assessable Shares, and (ii) a certificate representing the Fee Shares in the name of the Lender.

8. Compliance with Applicable Securities Law. The Borrower shall comply with all securities laws, rules and regulations applicable to the Borrower in connection with the issuance and distribution of any Shares pursuant to this Note. Failure to do so will result in a breach fee in the amount calculated at 2% of the outstanding Principal Sum being immediately due and payable by the Borrower to the Lender, at the Lender's sole discretion, by way of cash payment or addition to the outstanding Principal Sum. For greater certainty, satisfaction of the breach fee shall not release the Borrower from the obligation to comply with all securities laws, rules and regulations applicable to the Borrower as set out above.

9. Default. Each of the following constitute an "**Event of Default**" under this Note: (i) the Borrower fails to pay any principal and interest payment or other amounts under this Note or any security document in connection with this Note when due and payable; or (ii) the Borrower generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable legal grace periods, if any; or (iii) the Borrower makes or suffers to be made a general assignment for the benefit of its creditors; or (iv) the Borrower files or suffers to be filed a petition for relief under any bankruptcy, insolvency, or similar law (domestic or foreign); or (v) an involuntary proceeding is commenced or filed against the Borrower.

10. Remedies. Upon the occurrence of an Event of Default:

a) the outstanding Principal Sum, all accrued and unpaid interest, liquidated damages, fees and other amounts owing by the Borrower to the Lender pursuant to this Note and any security documents in connection with this Note shall become, at the Lender's sole election, immediately due and payable in cash;

b) the Lender shall be entitled to receive 5,000 Shares as fully paid and non-assessable Shares on each occurrence of non-payment of a Regular Repayment when due, without any release of the obligation of the Borrower to pay such Regular Repayment as provided in this Note; and

c) any security in connection with this Note shall become enforceable.

11. Security. All indebtedness, liabilities and obligations of the Borrower to the Lender under this Note will be secured by a personal guarantee from Joel Eldon Lee Primus of 2-1315 West 15th Avenue, Vancouver, BC V6H 1S2 (the "**Guarantor**") in favour of the Lender and further

secured by a pledge by the Guarantor of all of his present and after-acquired shares in the capital of the Borrower.

12. Structuring Fee. A structuring fee in the amount of US$2,500.00 shall be deducted from the Principal Sum. In addition, The Borrower shall, within 24 hours after the Effective Date, issue 10,000 Shares to R.C. Morris and Company Ltd. as part of the structuring fee in connection with the transaction contemplated under this Note.

13. Legal and Out-of-Pocket Expenses. All reasonable legal and out-of-pocket expenses, disbursements, fees and other expenses incurred by the Lender and the Borrower, or any one of them, in connection with the transactions contemplated by this Note (whether or not consummated or entered into) shall be solely on account of the Borrower. The Borrower hereby directs the Lender to advance and pay such amount necessary to satisfy such legal and out-of-pocket expenses, disbursements, fees and other expenses and add such amount to the Principal Sum.

14. Further Assurances. The Borrower shall from time to time and at all times hereafter, upon every reasonable request of the Lender, make, do, execute and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be necessary in the opinion of the Lender for more effectually implementing and carrying out the true intent and meaning of this Note, the other security documents in connection with this Note or any agreement delivered pursuant hereto or thereto and all such additional instruments and agreements and legal opinions in connection with the property and assets of the Borrower, in form and substance satisfactory to the Lender, as the Lender may from time to time reasonably request.

15. Assignability. The Borrower is not entitled to assign this Note. This Note will be binding upon the Borrower and its successors and will accrue to the benefit of the Lender and may be assigned by the Lender to anyone of its choosing without the Borrower's approval.

16. Governing Law. This Note is governed by, and enforced in accordance with the laws of the state of New York.

DATED this on 4th October, 2018

Borrower:
NAKED BRAND GROUP INC.

____
Joel Primus
Naked Brand Group Inc.
Chief Executive Officer

Lender:

CANFUND VENTURES CORPORATION

This Note is acknowledged by:

Guarantor:

JOEL PRIMUS

Lender:

____

CANFUND VENTURES CORPORATION

This Note is acknowledged by:

Guarantor:

____

JOEL PRIMUS

Exhibit A

PAYMENT SCHEDULE
(All amounts below are denominated in US Dollars)

Month	Principal	Interest	Total Payment
17-Nov-13	$37,500.00	$5,401.54	$42,901.54
29-Nov-13	$37,500.00	$5,401.54	$42,901.54
11-Dec-13	$37,500.00	$5,401.54	$42,901.54
23-Dec-13	$37,500.00	$5,401.54	$42,901.54
04-Jan-14	$37,500.00	$5,401.54	$42,901.54
16-Jan-14	$37,500.00	$5,401.54	$42,901.54
28-Jan-14	$37,500.00	$5,401.54	$42,901.54
09-Feb-14	$37,500.00	$5,401.54	$42,901.54
	$300,000.00	$43,212.33	$343,212.33

Exhibit B

US DOLLAR WIRE INSTRUCTIONS

INSTRUCTIONS FOR WIRING FUNDS TO CLARK WILSON LLP

HSBC BANK USA
ONE HSBC CENTER
BUFFALO, NEW YORK 14203

ABA NO.:	021 001 088
SWIFT CODE:	MRMDUS33
ACCOUNT NO.:	000050881

For further credit to:

HSBC BANK CANADA
885 WEST GEORGIA STREET
VANCOUVER, BRITISH COLUMBIA
CANADA V6C 3G1

ACCOUNT NAME:	CLARK WILSON LLP
U.S. TRUST ACCOUNT NO.:	491689-002
TRANSIT NO.:	10020
BANK CODE:	16
SWIFT NO.:	HKBCCATT

PLEASE ALSO INSTRUCT YOUR BANKER TO QUOTE YOUR NAME, NAKED BRAND GROUP INC. AND OUR FILE NO. 29691-0001/VZH

Exhibit C

CANADIAN INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement between Naked Brand Group Inc. (the "**Issuer**") and the undersigned (the "**Subscriber**").

The purpose of this Canadian Investor Questionnaire (this "**Questionnaire**") is to assure the Issuer that the Subscriber will meet certain requirements of National Instrument 45-106 ("**NI 45-106**"). The Issuer will rely on the information contained in this Questionnaire for the purposes of such determination.

The Subscriber covenants, represents and warrants to the Issuer that:

1. if the Subscriber is not a resident of Ontario, the Subscriber is (tick one or more of the following boxes):

   ☐ (A) a director, executive officer, founder or control person of the Issuer or an affiliate of the Issuer;

   ☐ (B) a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer, founder or control person of the Issuer or an affiliate of the Issuer;

   ☐ (C) a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer, founder or control person of the Issuer or an affiliate of the Issuer;

   ☐ (D) a close personal friend of a director, executive officer, founder or control person of the Issuer;

   ☐ (E) a close business associate of a director, executive officer, founder or control person of the Issuer or an affiliate of the Issuer;

   ☑ (F) an accredited investor;

   ☐ (G) a company, partnership or other entity of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs A to F; or

   ☐ (H) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs A to F;

2. if the Subscriber has checked box B, C, D, E, G or H in Section 1 above, the director, executive officer, founder or control person of the **Issuer** with whom the undersigned has the relationship is:

   ____

   and the Subscriber has known such person for _____ years.

   (Instructions to Subscriber: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with. If you have checked box G or H, also indicate which of A to F describes the securityholders, directors, trustees or

beneficiaries which qualify you as box G or H and provide the names of those individuals. Please attach a separate page if necessary);

3. if the Subscriber is resident in Ontario, the Subscriber is **(tick one or more of the following boxes)**:

☐ (A) a founder of the Issuer;

☐ (B) an affiliate of a founder of the Issuer;

☐ (C) a spouse, parent, brother, sister, grandparent, grandchild or child of an executive officer, director or founder of the Issuer;

☐ (D) a control person of the Issuer; or

☐ (E) an accredited investor;

4. if the Subscriber has checked box C in Section 3 above, the executive officer, director or founder of the **Issuer** with whom the undersigned has the relationship is:

____

and the Subscriber has known such person for ________ years.

(Instructions to Subscriber: fill in the name of each executive officer, director or founder which you have the above-mentioned relationship with.); and

5. if the Subscriber has ticked box F in Section 1 or box E in Section 3 above, the Subscriber satisfies one or more of the categories of "accredited investor" (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

☐ (a) an individual who either alone or with a spouse beneficially owns financial assets (as defined in NI 45-106) having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

☐ (b) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☑ (c) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;

☐ (d) a person, other than an individual or investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements.

☐ (e) a person registered under securities legislation of a jurisdiction of Canada as an advisor or dealer, or an individual registered or formerly registered as a representative of such an adviser or dealer, other than a limited market dealer registered under the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland);

☐ (f) an investment fund that distributes or has distributed its securities only to: (i) persons that are or were accredited investors at the time of distribution, (ii) persons that acquire or acquired securities in the sections referred to in Sections 2.10 [*Minimum amount*

investment] or 2.19 [*Additional investment in investment funds*] of NI 45-106, or (iii) persons described in (i) or (iii) that acquire or acquired securities under Section 2.18 [*Investment fund reinvestment*] of NI 45-106; or

☐ (g) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors.

The Subscriber acknowledges and agrees that the Subscriber may be required by the Issuer to provide such additional documentation as may be reasonably required by the Issuer and its legal counsel in determining the Subscriber's eligibility to acquire the Securities under relevant legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the 4 day of Oct, 2013.

If an Individual:	If a Corporation, Partnership or Other Entity:
________________	CANFUND VENTURES Corp
Signature	Print or Type Name of Entity
________________	________________
Print or Type Name	Signature of Authorized Signatory
	Canadian Corp
	Type of Entity

EXHIBIT D

FORM OF CONVERSION NOTICE

TO: NAKED BRAND GROUP INC. (the "Corporation")

The undersigned, being the Lender defined in the Convertible Promissory Note dated **October 2, 2013** granted by the Corporation (the "**Note**") hereby subscribes for Shares of the Corporation, on the terms specified in the Note, to the extent of $______________ of the Principal Sum. The Note is hereby tendered to the Corporation and will, upon due issuance of the Shares aforesaid and, if required, any replacement Note for any portion of the Note not converted, be null and void.

The Shares subscribed for will be issued as set forth below and will be mailed or delivered to the address set forth below.

Capitalized terms not defined on this Conversion Notice have the meanings ascribed to them in the Note.

DATED this day of , 20 .

By: ______________________

Name: ______________________

Title: ______________________

Print below the name and address in full of the Lender in whose name the Shares subscribed for are to be issued.

Name:	
Address:	
Tax ID, if applicable:	